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                                                                 Exhibit 10.47



                                 LOAN AGREEMENT

      This Loan Agreement ("Agreement") entered into the 10th day of August, 2000, by and among TRACTOR SUPPLY COMPANY, a Delaware corporation ("Borrower"), and BANK OF AMERICA, N.A., a national banking association ("Lender").

                              W I T N E S S E T H:

      WHEREAS, the Borrower has requested that the Lender provide a Twenty Million and No/100 Dollars ($20,000,000.00) credit facility to the Borrower; and

      WHEREAS, the Lender has agreed to make the requested credit facility available to the Borrower on the terms and conditions hereinafter set forth; and

      WHEREAS, Borrower entered into a Revolving Credit Agreement with First National Bank of Boston, as agent, which was amended by a First Amendment to Revolving Credit Agreement dated July 13, 1996, which was further amended by a Second Amendment to Revolving Credit Agreement dated March 23, 1998, which was further amended by that certain Third Amendment to Revolving Credit Agreement dated November 15, 1999 with SunTrust Bank, AmSouth Bank, successor to First American National Bank, and Lender (the "Revolving Credit Agreement"). All capitalized terms not defined herein shall have those meanings set forth in the Revolving Credit Agreement; and

      WHEREAS, Lender and Borrower desire to incorporate by reference certain of the terms and conditions set forth in the Revolving Credit Agreement as it existed on November 15, 1999 without amendment.

      NOW, THEREFORE, as an inducement to cause Lender to extend credit to Borrower, and for other valuable consideration, the receipt and sufficiency of which are acknowledged, it is agreed as follows:

      1.  Definitions.

            (a) "Bankruptcy Code" means the Bankruptcy Code in Title 11 of the United States Code, as amended, modified, succeeded or replaced from time to time.

            (b) "Closing Date" means the date hereof.

            (c) "Code" means the Internal Revenue Code of 1986, as amended, modified, succeeded or replaced from time to time.

            (d) "Default" has the meaning specified in Section 13.

            (e) "Dollars" and "$" means dollars in lawful currency of the United States of America.




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            (f) "Eurodollar Daily Floating Rate" shall mean the fluctuating rate of interest equal to the fluctuating rate of interest (rounded upwards, if necessary to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the one month London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) on the second preceding Business Day, as adjusted from time to time in Bank's sole discretion for then applicable reserve requirements, deposit insurance assessment rates and other regulatory costs. If for any reason such rate is not available, the term "Eurodollar Daily Floating Rate" shall mean the fluctuating rate of interest equal to the month rate of interest (rounded upwards, if necessary to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the one month London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) on the second preceding Business Day, as adjusted from time to time in Bank's sole discretion for then applicable reserve requirements, deposit insurance assessment rates and other regulatory costs; provided, however, if more then one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates.

            (g) "Loan" or "Loans" means the Revolving Loans (or a portion of any Revolving Loan), individually or collectively, as appropriate.

            (h) "Loan Documents" means this Agreement, the Note and the Revolving Credit Agreement and all other related agreements and/or documents issued or delivered hereunder or thereunder or pursuant hereto or thereto.

            (i) "Note" means the Revolving Loan Note.

            (j) "Notice of Borrowing" means a request by the Borrower for a Revolving Loan.

            (k) "Revolving Committed Amount" means $20,000,000.00 or such lesser amount as the Revolving Committed Amount may be reduced.

            (l) "Revolving Loan Maturity Date" means November 1, 2000.

            (m) "Revolving Loans" means the Revolving Loans made to the Borrower pursuant to Section 2.

            (n) "Revolving Note" or "Revolving Notes" means the promissory note of the Borrower in favor of the Lender evidencing the Revolving Loans provided pursuant to Section 2, individually or collectively, as appropriate, as such promissory notes may be amended, modified, supplemented, extended, renewed or replaced from time to time.

      2. Revolving Loan Commitment. Concurrently with the execution of this Agreement and subject to the terms and conditions set forth herein, Lender agrees to make a Revolving Loan (each a "Revolving Loan" and collectively the "Revolving Loans") to the Borrower at any time and




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from time to time during the period from and including the date hereof to but not including the Revolving Loan Maturity Date (or such earlier date if the Revolving Committed Amount has been terminated as provided herein); provided however that the aggregate amount of Revolving Loans outstanding shall not exceed the Revolving Committed Amount. Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow Revolving Loans.

            (a) Interest Rate. Prior to maturity, the principal amount outstanding under the Revolving Loans shall bear interest at the Eurodollar Daily Floating Rate plus 75 basis points; provided, however, that any event that the ratio of the Borrower's total Funded Debt to EBITDA exceeds 2 to 1 at the end of a fiscal quarter of the Borrower, as reported by the Borrower pursuant to the Revolving Credit Agreement, then in such event, for the next fiscal quarter of the Borrower the interest rate payable on the Revolving Loans shall bear interest at the Eurodollar Daily Floating Rate plus 100 basis points.

            (b) Method of Borrowing for Revolving Loans. By no later than 11:00 a.m. Central Standard or Daylight Time, as the case may be, on the same Business Days of the requested borrowing of Revolving Loans, the Borrower shall submit a written Notice of Borrowing to the Lender setting forth the amount requested.

            (c) Funding of Revolving Loans. The amount of the requested Revolving Loans will then be made available to the Borrower by the Lender by crediting the account of the Borrower on the books of such office of the Lender, to the extent the amount of such Revolving Loans are made available to the Lender.

            (d) Payments. Payment of all obligations arising under the Revolving Loan shall be made as follows:

                  (i) Interest and Fees. Interest on the outstanding principal balance under the Revolving Loans shall be paid in arrears on the 1st day of each month beginning on September 1, 2000.

                  (ii) Voluntary Prepayment. Voluntary prepayments of principal or accrued interest may be made, in whole or in part, at any time without penalty.

                  (iii) Mandatory Prepayment. Borrower must immediately prepay any amount by which the principal balance of the Revolving Loans exceeds the Revolving Committed Amount.

                  (iv) All Amounts Due. All remaining principal, interest and expenses outstanding under the Revolving Loans shall become due November 1, 2000.




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      3. Notes.

            (a) Revolving Loan Note. The Revolving Loans made by Lender shall be evidenced by a duly executed promissory note of the Borrower to Lender in the face amount of the Revolving Committed Amount in substantially the form of Exhibit A.

      4. Interest. Interest shall be calculated based upon a 360-day year. If the adoption of or change in any applicable legal requirement or any change in the interpretation or administration thereof by any governmental authority or compliance by the Lender with any request or directive (whether or not having the force of law) from any central bank or other governmental authority, shall at any time as a result of any portion of the principal balance of the Revolving Loans being maintained on the Eurodollar Daily Floating Rate:

            (a) Subject the Lender to any tax (including without limitation any United States Interest Equalization Tax), levy, impost, duty, charge, fee (collectively "Taxes"), other than income and franchise taxes of the United States and its political subdivisions; or

            (b) Change the basis of taxation on payments due from the Borrower to the Lender (otherwise than by a change in the rate of taxation of the overall net income of the Lender); or

            (c) Impose, modify, increase or make applicable any reserve requirement, special deposit requirement or similar requirement (including, but not limited to, state law requirements and Regulation D) against assets held by the Lender, or against deposits or accounts in or for the account of the Lender, or against any loans made by the Lender, or against any other funds, obligations or other property owned or held by Lender; or

            (d) Impose on the Lender any other condition regarding any Eurodollar Daily Floating Rate borrowing; and the result of any of the foregoing a through c is to increase the cost to the Lender of agreeing to make or of making, renewing or maintaining such borrowing on the basis of the Eurodollar Daily Floating Rate, or reduce the amount of principal or interest received by the Lender, then, upon demand by the Lender, the Borrower shall pay to the Lender, from time to time as specified by the Lender, additional amounts which shall reasonably compensate the Lender for such increased cost or reduced amount relating to Eurodollar Daily Floating Rate borrowings outstanding after Lender's demand. Lender will promptly notify Borrower of any proposed increase hereunder. The Lender's reasonable determination of the amount of any such increased cost, increased reserve requirement or reduced amount shall be conclusive and binding, absent manifest error.

                  In no event shall the interest rate charged on the Loans exceed the maximum rate allowed under applicable law. Any amounts paid in excess of the maximum lawful rate



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      shall be applied to reduce the principal amount of Borrower's obligations to Lender or shall be refunded to Borrower, at Lender's election. Upon a Default or after maturity (by acceleration or otherwise), the principal amount under the Loans shall bear interest at the rate of interest in effect immediately before the Default or maturity plus three percent (3%) ("Default Rate").

      5. Closing Conditions. The obligation of the Lender to enter into this Agreement and make the Loans is subject to satisfaction of the following conditions (in form and substance acceptable to the Lender in its sole discretion):

            (a) Executed Credit Documents. Receipt by the Lender of duly executed copies of: (i) this Agreement; (ii) the Note; and (iii) all other Loan Documents.

            (b) Corporate Documents. Receipt by the Lender of the following:

                  (i) Resolutions. Copies of resolutions of the Board of
            Directors of Borrower approving and adopting the Loan Documents to which it is a party, the transactions contemplated therein and authorizing execution and delivery thereof, and an incumbency certificate, certified by a secretary or assistant secretary of Borrower to be true and correct and in force and effect as of the Effective Date.

                  (ii) Good Standing. A copy of a certificate of good standing, existence or its equivalent with respect to Borrower certified as of a recent date by the Secretary of State of Delaware.

            (c) Corporate Structure. The corporate capital and ownership structure of the Borrower shall be satisfactory in form and substance to the Lender.

            (d) Certain Consents. Receipt by the Lender of evidence that all governmental, shareholder and material third party consents including, without limitation, written consent, if necessary in the sole discretion of the Lender, of any existing Lenders or bondholders and expiration of all applicable waiting periods without any action being taken by any authority that could reasonably be likely to restrain, prevent or impose any material adverse conditions on the transactions contemplated by this Agreement or that could reasonably be likely to seek or threaten any of the foregoing, and no law or regulation shall be applicable which in the judgment of the Lender could reasonably be likely to have such effect.

            (e) Material Adverse Effect. There shall not have occurred a change since June 30, 2000 that has had or could reasonably be expected to have a Material Adverse Effect (including matters related to litigation, tax, accounting, labor, insurance and pension liabilities). No Event of Default has occurred under the Revolving Credit Agreement.

            (f) Litigation. There shall not exist any (i) order, decree, judgment, ruling or injunction which restrains the consummation of the transactions contemplated by this Agreement or (ii) any pending or threatened action, suit investigation or proceeding which




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      if adversely determined against the Borrower would have or would reasonably be expected to have a Material Adverse Effect.

            (g) Officer's Certificates. The Lender shall have received a certificate or certificates executed by the president or chief financial officer of the Borrower as of the Effective Date stating that (A) the Borrower is in compliance with all existing financial obligations, (B) all governmental, shareholder and third party consents and approvals, if any, with respect to the Loan Documents and the transactions contemplated thereby have been obtained, (C) no action, suit, investigation and proceeding is pending or to his knowledge threatened in any court or before any arbitrator or governmental instrumentality that purports to affect the Borrower or any transaction contemplated by the Loan Documents, or could have or might be reasonably expected to have a Material Adverse Effect, (D) immediately after giving effect to this Agreement, the other Loan Documents and all the transactions contemplated therein to occur on such date, (1) the Borrower is solvent, (2) no Default or Event of Default exists, (3) all representations and warranties contained herein and in the other Loan Documents are true and correct in all material respects, and
      (4) the Borrower is in compliance with each of the financial covenants set forth in the Revolving Credit Agreement.

            (h) Other. Receipts by the Lender of such other documents, instruments, agreements or information as reasonably requested by Lender, including, but not limited to, information regarding litigation, tax, accounting, labor, insurance, pension liabilities (actual or contingent), real estate leases, material contracts, debt agreements, property ownership and contingent liabilities of the Borrower.

      6. Conditions to All Extension of Credit. In addition to the conditions precedent stated elsewhere herein, the Lender shall not be obligated to make or continue Loans unless:

            (a) Notice. The Borrower shall have delivered a Notice of Borrowing, duly executed and completed, by the time specified in Section 2.

            (b) Representations and Warranties. The representations and warranties made by the Borrower in the Revolving Credit Agreement and in this Agreement are true and correct in all material respects as if made as of the date of this Agreement.

            (c) No Default. No Default or Event of Default shall exist under the Revolving Credit Agreement or this Agreement.

            (d) No Material Adverse Effect. There shall not have occurred any Material Adverse Effect.

      7. Fees and Expenses. Upon demand, Borrower will advance to Lender or, at Lender's option, reimburse Lender for, the following expenses:

            (a) Taxes. All taxes (other than income taxes) that Lender may be required to pay because of the Loans.




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            (b) Administration. All expenses that Lender may incur in connection with the preparation, execution, or enforcement of this Agreement or of any other document pertaining to the Loans;

            (c) Costs of Collection. All court costs and other costs of collecting any debt, overdraft or other obligation included in the Loans;

            (d) Litigation. All costs arising from any litigation, investigation, or administrative proceeding (whether or not Lender is a party thereto) that Lender may incur as a result of the Loans or as a result of Lender's association with Borrower, including, but not limited to, expenses incurred by Lender in connection with a case or proceeding involving Borrower under any chapter of the Bankruptcy Code or any successor statute thereto;

            (e) Attorneys Fees. Reasonable attorneys' fees incurred in connection with any of the foregoing.

      If Lender pays any of the foregoing expenses, they shall become a part of the Revolving Loans and shall bear interest at the rate of interest then in effect. This paragraph shall remain in full effect regardless of the full payment of the Loans, the purported termination of this Agreement, the delivery of the executed original of this Agreement to Borrower, or the content or accuracy of any representation made by Borrower to Lender; provided, however, Lender may terminate this paragraph by executing and delivering to Borrower a written instrument of termination specifically referring to this Paragraph.

      8. Recitals. Borrower warrants and agrees that the recitals set forth at the beginning of this Agreement relating to it are true.

      9. Legal and Binding Agreement. Borrower warrants that the execution and performance of this Agreement will not violate any judicial or administrative order or governmental law or regulation, and that this Agreement is valid, binding and enforceable according to its terms, subject to bankruptcy and other laws affecting the rights of creditors generally.

      10. No Default. Borrower warrants that, as of the execution of this Agreement, no Default or Event of Default exits hereunder or under the Revolving Credit Agreement and no condition exists which, with the giving of notice, the passing of time, or both, would constitute such a Default or Event of Default.

      11. Affirmative Covenants. Borrower shall comply with all of the Affirmative Covenants contained in Article 6 of the Revolving Credit Agreement.

      12. Reporting. Borrower shall provide to Lender the information described in Article 7 of the Revolving Credit Agreement at the times set forth therein.




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      13. Negative Covenants. Without Lender's prior written consent, Borrower shall not violate any of the Negative Covenants contained in Article 8 of the Revolving Credit Agreement.

      14. Default Defined. The occurrence of any one or more of the following events shall constitute a Default under this Agreement:

            (a) Monetary Default. The failure of Borrower to timely pay any amount due Lender pursuant to the terms of this Agreement within two Business Days of the due date.

            (b) Voluntary Bankruptcy. The Borrower shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing.

            (c) Involuntary Bankruptcy. An involuntary case or other proceeding shall be commenced against Borrower seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of ninety (90) days; or an order for relief shall be entered against the Borrower under the bankruptcy laws as now or hereafter in effect.

            (d) Default Under Other Loans. Subject to any grace or cure periods, the occurrence of an Event of Default under the terms of the Revolving Credit Agreement, whether or not the lenders thereto have taken any action with respect to such Event of Default.

      15. Remedies Upon Default. Upon a Default, Lender may exercise any or all of the following remedies:

            (a) Remedies. Lender, may exercise any right that it may have at law or equity, including those under the Loan Documents and including an action to collect the Loans. All obligations of Lender to advance or readvance under the Revolving Loans will terminate. Lender, at its option, may increase the rate of interest on the Loans to the Default Rate.

            (b) Application of Proceeds. All amounts received by Lender for Borrower's account by exercise of its remedies hereunder shall be applied as follows: First, to the





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      payment of all reasonable expenses incurred by Lender in exercising their rights hereunder, including reasonable attorney's fees, and any other expenses due Lender from Borrower; Second, to the payment of all interest included in the Loans, in such order as Lender may elect; Third, to the payment of all principal included in the Loans, in such order as Lender may elect; and Fourth, surplus to Borrower or other party entitled thereto.

      16. Reversal of Payments. To the extent Borrower makes a payment or payments to the Lender or the Lender receives any payment or proceeds of the collateral, if applicable, which payments or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds repaid, the Loans or part thereof intended to be satisfied shall be revived and continued in full force and effect as if such payment or proceeds had not been received by the Lender.

      17. Set-Off. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon and after the occurrence of any Default and during the continuance thereof, the Lender, and any assignee or participant of a Lender, is hereby authorized by the Borrower at any time or from time to time, without notice to the Borrower or to any other person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, time or demand, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by the Lender, or any such assignee or participant to or for the credit or the account of Borrower against and on account of the Loans irrespective of whether or not (a) the Lender shall have made any demand under this Agreement or any of the other Loan Documents or (b) the Lender shall have declared any or all of the Loans to be due and payable and although such Loans shall be contingent or unmatured.

      18. Arbitration and Waiver of Jury Trial.

            (a) This paragraph concerns the resolution of any controversies or claims between the Borrower and the Lender, whether arising in contract, tort or by statute, including but not limited to controversies or claims that arise out of or relate to: (i) this Agreement (including any renewals, extensions or modifications); or (ii) any document related to this Agreement; (collectively a "Claim").

            (b) At the request of the Borrower or the Lender, any Claim shall be resolved by binding arbitration in accordance with the Federal Arbitration Act (Title 9, U. S. Code) (the "Act"). The Act will apply even though this Agreement provides that it is governed by the law of a specified state.

            (c) Arbitration proceedings will be determined in accordance with the Act, the rules and procedures for the arbitration of financial services disputes of J.A.M.S./Endispute or any successor thereof ("J.A.M.S."), and the terms of this paragraph. In the event of any inconsistency, the terms of this paragraph shall control.




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            (d) The arbitration shall be administered by J.A.M.S. and conducted in Nashville, Tennessee. All Claims shall be determined by one arbitrator; however, if Claims exceed $5,000,000, upon the request of any party, the Claims shall be decided by three arbitrators. All arbitration hearings shall commence within 90 days of the demand for arbitration and close within 90 days of commencement and the award of the arbitrator(s) shall be issued within 30 days of the close of the hearing. However, the arbitrator(s), upon a showing of good cause, may extend the commencement of the hearing for up to an additional 60 days. The arbitrator(s) shall provide a concise written statement of reasons for the award. The arbitration award may be submitted to any court having jurisdiction to be confirmed and enforced.

            (e) The arbitrator(s) will have the authority to decide whether any Claim is barred by the statute of limitations and, if so, to dismiss the arbitration on that basis. For purposes of the application of the statute of limitations, the service on J.A.M.S. under applicable J.A.M.S. rules of a notice of Claim is the equivalent of the filing of a lawsuit. Any dispute concerning this arbitration provision or whether a Claim is arbitrable shall be determined by the arbitrator(s). The arbitrator(s) shall have the power to award legal fees pursuant to the terms of this Agreement.

            (f) This paragraph does not limit the right of the Borrower or the Lender to: (i) exercise self-help remedies, such as but not limited to, setoff; (ii) initiate judicial or nonjudicial foreclosure against any real or personal property collateral; (iii) exercise any judicial or power of sale rights, or (iv) act in a court of law to obtain an interim remedy, such as but not limited to, injunctive relief, writ of possession or appointment of a receiver, or additional or supplementary remedies.

            (g) By agreeing to binding arbitration, the parties irrevocably and voluntarily waive any right they may have to a trial by jury in respect of any Claim. Furthermore, without intending in any way to limit this Agreement to arbitrate, to the extent any Claim is not arbitrated, the parties irrevocably and voluntarily waive any right they may have to a trial by jury in respect of such Claim. This provision is a material inducement for the parties entering into this Agreement.

      19. Not Partners; No Third Party Beneficiaries. Nothing contained herein or in any related document shall be deemed to render Lender a partner of Borrower for any purpose. This Agreement has been executed for the sole benefit of Lender, Borrower and no third party is authorized to rely upon Lender's rights hereunder or to rely upon an assumption that Lender has or will exercise its rights under this Agreement or under any document referred to herein.

      20. Regulation U. Borrower warrants that none of the proceeds of the loan evidenced by the Note will be used to purchase or carry "margin stock," as defined in Regulation U issued by the Federal Reserve Board.

      21. Business Days. If any payment date under the Revolving Loans falls on a day that




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is not a Business Day of Lender, or if the last day of any notice period falls on such a day, the payment shall be due and the notice period shall end on the next succeeding Business Day of Lender.

      22. Notices. Any communications concerning this Agreement or the credit described herein shall be addressed as follows:

                           As to Borrower:

                           Tractor Supply Company
                           Plus Park Boulevard
                           Nashville, TN  37217
                           Attn: Calvin Massmann

                           With a Copy to:

                           As to Lender:

                           Bank of America, N.A.
                           Attention: Fred Wyatt
                           414 Union Street
                           Nashville, TN 37239

                           With a copy to:

                           Neal & Harwell, PLC
                           Attention: James R. Kelley
                           2000 First Union Tower
                           150 Fourth Avenue North
                           Nashville, Tennessee 37219-2498

            Communications to be given to a party shall be effective when actually or constructively received by such party or three (3) days after when set forth in writing and mailed or delivered to such party's address stated above. Any party may change its address for receipt of notices by submitting the change in writing to the other party.

      23. Participations. Lender may, from time to time, in its sole discretion, and without notice to Borrower, sell participations in any credit subject hereto to such other investors or financial institutions as it may elect. Such participants will have no direct relationship with




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Borrower and will have no right with respect to waivers or amendments or default declarations. Lender may from time to time disclose to any participant or prospective participant such information as the Lender may have regarding the financial condition, operations, and prospects of Borrower, but the Lender shall take reasonable precautions to require such participant or prospective participant to keep such information confidential.

      24. Incorporation of Exhibits and Schedules. All Exhibits and Schedules referred to in this Agreement are incorporated herein by this reference.

      25. Indulgence Not Waiver. Lender's indulgence in the existence of a default hereunder or any other departure from the terms of this Agreement shall not prejudice Lender's rights to declare a default or otherwise demand strict compliance with this Agreement.

      26. Cumulative Remedies. The remedies provided Lender in this Agreement are not exclusive of any other remedies that may be available to Lender under any other document or at law or equity.

      27. Amendments, Waiver and Consents. Neither this Agreement nor any other Loan Documents nor any of the terms hereof or thereof may be amended, changed, waived, discharged or terminated unless such amendment, change, waiver, discharge or termination is in writing and signed by the Lender and the Borrower.

      28. Assignment. This Agreement shall be binding upon and inure to the benefit of the respective heirs, successors and assigns of Borrower and Lender, except that Borrower shall not assign any rights or delegate any obligations arising hereunder without the prior written consent of Lender. Any attempted assignment or delegation by Borrower without the required prior consent shall be void.

      29. Entire Agreement. This Agreement and the other written agreements between Borrower and Lender represent the entire agreement between the parties concerning the subject matter hereof, and all oral discussions and prior agreements are merged herein.

      30. Severability. Should any provision of this Agreement be invalid or unenforceable for any reason, the remaining provisions hereof shall remain in full effect.

      31. Time of Essence. Time is of the essence of this Agreement, and all dates and time periods specified herein shall be strictly observed, except that Lender may permit specific deviations therefrom by its written consent.

      32. Applicable Law. The validity, construction and enforcement of this Agreement and all other documents executed with respect to the Loans shall be determined according to the laws of Tennessee applicable to contracts executed and performed entirely within that state, in which state this Agreement has been executed and delivered.

      33. Gender and Number. Words used herein indicating gender or number shall be read as context may require.





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      34. Captions Not Controlling. Captions and headings have been included in this Agreement for the convenience of the parties, and shall not be construed as affecting the content of the respective paragraphs.



Executed the date first written above.

                                        THE UNDERSIGNED ACKNOWLEDGE A THOROUGH
                                        UNDERSTANDING OF THE TERMS OF THIS
                                        AGREEMENT AND AGREE TO BE BOUND THEREBY:

                                        BANK OF AMERICA, N.A.


                                        By: /s/ Fred K. Wyatt, Jr.
                                           -------------------------------------

                                        Title: Senior Vice President
                                              ----------------------------------


                                        TRACTOR SUPPLY COMPANY


                                        By: /s/ Calvin B. Massmann
                                            ------------------------------------

                                        Title: Senior Vice President
                                              ----------------------------------










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